UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2022

SS&C TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SSNC	The Nasdaq Global Select Market

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2022, the Board of Directors (the “Board”) of SS&C Technologies Holdings, Inc. (the “Company”) adopted the second amended and restated bylaws (the “Second Amended and Restated Bylaws”), effective November 16, 2022, to implement a majority voting standard in uncontested director elections, update certain aspects of the advance notice bylaws, and implement proxy access.

Section 1.9 of the Second Amended and Restated Bylaws has been amended to provide that an uncontested election of directors will be decided by a majority of votes cast with respect to a nominee’s election. In the event of a contested election of directors, directors shall continue to be elected by a plurality of votes cast.

Section 1.10 and Section 1.12 of the Second Amended and Restated Bylaws have been amended to update the procedures and information requirements for the nomination of directors and the proposal of business for consideration at meetings of stockholders, including with respect to Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended.

Section 1.11 has been added to the Second Amended and Restated Bylaws to permit a stockholder, or a group of up to 20 stockholders, owning continuously for at least 3 years 3% or more of the shares of common stock of the Company, to nominate and include in the Company’s proxy materials for an annual meeting directors constituting up to 2 individuals or 20% of the Board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Second Amended and Restated Bylaws and provided further that so long as the Company has a classified board structure, the maximum number of proxy access nominees in a year shall not exceed one-half of the number of directors to be elected at that annual meeting.

The Second Amended and Restated Bylaws also incorporate various other technical, clarifying and conforming changes.

The foregoing summary of the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 16, 2022, the Board amended the Company’s Code of Business Conduct and Ethics (the “Revised Code”), effective November 16, 2022, to include additional standards of conduct relating to data security and privacy, protection and proper use of corporate assets, diversity, equity and inclusion, and workplace health and safety, and to make certain non-substantive amendments. The Revised Code applies to all employees, officers and directors of the Company. The adoption of the Revised Code did not relate to or result in any waiver, explicit or implicit, of any provision of the prior Code of Business Conduct and Ethics.

The foregoing description of the Revised Code is subject to, and qualified in its entirety by, the full text of the Revised Code, which is incorporated herein by reference and is available on the Company’s investor relations website at https://investor.ssctech.com/investor-relations/corporate-governance/governance-documents/default.aspx. The contents on the Company’s website are not otherwise incorporated by reference in, or a part of, this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.1	Second Amended and Restated Bylaws of SS&C Technologies Holdings, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: November 22, 2022	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer